Exhibit 10.25

AMENDMENT TO THE

ELLIE MAE, INC. 2009 STOCK OPTION AND INCENTIVE PLAN

Pursuant to the terms of the Ellie Mae, Inc. 2009 Stock Option and Incentive Plan, as amended (the “Plan”), the Board of Directors of Ellie Mae, Inc. (the “Company”), approved this amendment on August 26, 2010, and this amendment was approved by the Company’s stockholders on September 16, 2010:

1. Section 3 of the Plan shall be amended in to read in its entirety as follows:

“3. Stock Subject to this Plan. Subject to the adjustment provisions of Section 13 of this Plan, the maximum aggregate number of Shares under this Plan is 2,658,348 plus up to 10,493,424 Shares covered by awards outstanding under the Prior Plan on the date of adoption of this Plan that may become available under this Plan pursuant to the last two sentences of this Section 3. The maximum aggregate number of Shares that may be issued under this Plan pursuant to Incentive Stock Options is 13,151,772. The Shares may be authorized but unissued, or reacquired Common Stock, or both. If an Option or Stock Purchase Right (whether granted under this Plan or the Prior Plan) should expire, terminate, be cancelled or become unexercisable for any reason without having been exercised in full, then the unpurchased Shares that were subject thereto shall, unless this Plan shall have been terminated, become available for future grant or sale under this Plan. In addition, Shares issued under this Plan or the Prior Plan and later forfeited, repurchased or otherwise reacquired by the Company shall, unless this Plan shall have been terminated, become available for future grant or sale under this Plan.”

2. Except as specifically provided for in this amendment, the terms of the Plan shall be unmodified and shall remain in full force and effect.

The undersigned hereby certifies that the foregoing amendment was duly adopted by the Board of Directors of the Company effective as of August 26, 2010 and was approved by the stockholders of the Company on September 16, 2010.

Executed on September 16, 2010.

ELLIE MAE, INC.

By:	/s/ Sigmund Anderman
Title: President and Chief Executive Officer